UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 27, 2009
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 27, 2009, the Board of Directors (the “Board”) of America Service Group Inc. (the “Company”) unanimously elected Richard D. Wright as its Non-Executive Chairman of the Board, effective immediately. Mr. Wright succeeds Michael Catalano, whose resignation from the Board became effective January 1, 2009. Mr. Wright has served as a director of the Company since 1999. A copy of the press release announcing the election of Mr. Wright as the Non-Executive Chairman of the Board is filed herewith as Exhibit 99.1 and incorporated by reference herein.
     In connection with Mr. Wright’s service to the Company as Non-Executive Chairman of the Board, Mr. Wright will be paid a monthly fee of $12,000, effective February 1, 2009. Mr. Wright will receive no additional cash compensation from the Company for his service on any committees of the Board or his attendance at any meetings of the Board and any committees thereof. In addition, the Board and the Incentive Stock and Compensation Committee of the Board approved a grant of 3,000 shares of restricted common stock of the Company to Mr. Wright (the “Stock Award”) pursuant to the Company’s Amended and Restated 1999 Incentive Stock Plan (the “Plan”). The Stock Award has a grant date of January 27, 2009 and will vest one third on each of the first, second and third anniversaries of the grant date.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release dated January 27, 2009.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.

Date: January 27, 2009	By:	/s/ Michael W. Taylor Michael W. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

99.1	Press Release dated January 27, 2009.